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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 ______________


                              LUMINEX CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                        74-2747608
       (State of incorporation              (I.R.S. Employer
           or organization)               Identification Number)

      12212 Technology Boulevard
           Austin, Texas                         78727
(Address of principal executive offices)       (Zip Code)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

 Title of each class                      Name of each exchange on which
 to be so registered                      each class is to be registered
----------------------                    ------------------------------
         None                                     Not Applicable

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [ ]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [X]

Securities Act Registration Statement File Number to which this Form Relates:

                                   333-96317
                                   ---------
                                (If Applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                            COMMON STOCK, PAR VALUE
                                $.001 PER SHARE
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the common stock, par value $.001 per share ("Common Stock"), of Luminex Corporation, a Delaware corporation (the "Registrant"). A description of the Common Stock of the Registrant is set forth under the caption "Description of capital stock" beginning on page 59 in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-96317), initially filed by the Registrant with the Securities and Exchange Commission (the "Commission") on February 7, 2000, as subsequently amended (the "Registration Statement"). The final form of such Prospectus will be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Registration Statement (including the Prospectus), as it may subsequently be amended, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     *1. Form of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, Registration No. 333-96317)

     *2. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to Registrant's Registration Statement on Form S-1, Registration No. 333-96317)

     *3.  Form of Common Stock Certificate (incorporated herein by reference to
          Exhibit 4.1 to Amendment No. 2 to Registrant's Registration Statement on Form S-1, Registration No. 333-96317)

     *4.  Warrant for the Purchase of Shares of Common Stock dated as of
          April 2, 1997 by and between the Registrant and Southcoast Capital Corporation (incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-1, Registration No. 333-96317)

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*  Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    LUMINEX CORPORATION



Date: March 27, 2000                By:/s/ Mark B. Chandler, Ph.D.
                                       ---------------------------
                                       Mark B. Chandler, Ph.D.
                                       President and Chief Executive Officer


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